Exhibit 3.3

Corporations Section P.O.Box 13697 Austin, Texas 78711-3697	Hope Andrade Secretary of State

Office of the Secretary of State
CERTIFICATE OF MERGER
The undersigned, as Secretary of State of Texas, hereby certifies that a filing instrument merging
SENIOR MANAGEMENT SERVICES OF TREEMONT, INC.
Domestic For-Profit Corporation
[File Number: 800144879]
Into
SMSA Treemont Acquisition Corp.
Foreign For-Profit Corporation
Nevada, USA
[Entity not of Record, Filing Number Not Available]
has been received in this office and has been found to conform to law.
Accordingly, the undersigned, as Secretary of State, and by the virtue of the authority vested in the secretary by law, hereby issues this certificate evidencing the acceptance and filing of the merger on the date shown below.
Dated: 05/12/2010
Effective: 05/12/2010

/s/ Hope Andrade Hope Andrade Secretary of State

Come visit us on the internet at http://www.sos.state.tx.us/
Phone: (512) 463-5555	Fax: (512) 463-5709	Dial: 7-1-1 for Relay Services
Prepared by: Lisa Sartin	TID: 10343	Document: 307649120007

Form 622		This space reserved for office use
(Revised 12/08)
Return in duplicate to:
Secretary of State
P.O. Box 13697
Austin, TX 78711-3697	Certificate of Merger
512 463-5555	Combination Merger
FAX: 512 463-5709	Business Organizations Code
Filing Fee: see instructions
Parties to the Merger
Pursuant to chapter 10 of the Texas Business Organizations Code, and the title applicable to each domestic filing entity identified below, the undersigned parties submit this certificate of merger.
The name, organizational form, state of incorporation or organization, and file number, if any, issued by the secretary of state for each organization that is a party to the merger are as follows:
Party 1
Senior Management Services of Treemont, Inc.
Name of Organization

The organization is a	For-profit Corporation	It is organized under the laws of
Specify organizational form (e.g., for-profit corporation)

Texas	USA	The file number, if any, is	800144879
State	Country		Texas Secretary of State file number

Its principal place of business is	174 FM 1830	Argyle, TX 76226
	Address	City	State
☐ The organization will survive the merger.            ☑ The organization will not survive the merger.
☐ The plan of merger amends the name of the organization. The new name is set forth below.

Name as Amended

Party 2

SMSA Treemont Acquisition Corp.
Name of Organization

The organization is a	For-profit Corporation	it is organized under the laws of
Specify organizational form (e.g., for-profit corporation)

Nevada	USA	The file number, if any, is
State	Country		Texas Secretary of State file number

Its principal place of business is	174 FM 1830, Argyle, TX 76226
	Address	City	State
☑ The organization will survive the merger.            ☐ The organization will not survive the merger.
☐ The plan of merger amends the name of the organization. The new name is set forth below.

Name as Amended
Party 3

Name of Organization

The organization is a		It is organized under the laws of
Specify organizational form (e.g., for-profit corporation)
Form 622

State	Country	The file number, if any, is
Texas Secretary of State file number

Its principal place of business is
	Address	City	State
☐ The organization will survive the merger. ☐ The organization will not survive the merger.
☐ The plan of merger amends the name of the organization. The new name is set forth below.

Name as Amended
Plan of Merger
☐ The plan of merger is attached.
If the plan of merger is not attached, the following statements must be completed.
Alternative Statements
In lieu of providing the plan of merger, each domestic filing entity certifies that:
1. A signed plan of merger is on file at the principal place of business of each surviving, acquiring, or new domestic entity or non-code organization that is named in this form as a party to the merger or an organization created by the merger.
2. On written request, a copy of the plan of merger will be furnished without cost by each surviving, acquiring, or new domestic entity or non-code organization to any owner or member of any domestic entity that is a party to or created by the plan of merger and, if the certificate of merger identifies multiple surviving domestic entities or non-code organizations, to any creditor or oblige of the parties to the merger at the time of the merger if a liability or obligation is then outstanding.
Complete item 3B if the merger effected changes to the certificate of formation of a surviving filing entity.
3A. No amendments to the certificate of formation of any surviving filing entity that is a party to the merger are effected by the merger.
3B. ☐ The plan of merger effected changes or amendments to the certificate of formation of:

Name of filing entity effecting amendments
The changes or amendments to the filing entity’s certificate of formation, other than the name change noted previously, are stated below.
Amendment Text Area

4. Organizations Created by Merger
The name, jurisdiction of organization, principal place of business address, and entity description of each entity or other organization to be created pursuant to the plan of merger are set forth below. The certificate of formation of each new domestic filing entity to be created is being filed with this certificate of merger.
Form 622

Name of New Organization I		Jurisdiction	Entity Type (See instructions)

Principal Place of Business Address	City		State Zip Code

Name of New Organization 2		Jurisdiction	Entity Type (See instructions)

Principal Place of Business Address	City		State Zip Code

Name of New Organization 3		Jurisdiction	Entity Type (See instructions)

Principal Place of Business Address	City		State Zip
Approval of the Plan of Merger
The plan of merger has been approved as required by the laws of the jurisdiction of formation of each organization that is a party to the merger and by the governing documents of those organizations.

☐ The approval of the owners or members of

Name of domestic entity
was not required by the provisions of the BOC.
Effectiveness of Filing (Select either A, B, or C.)
A. ☑ This document becomes effective when the document is accepted and filed by the secretary of state.
B. ☐ This document becomes effective at a later date, which is not more than ninety (90) days from the date of signing. The delayed effective date is:
C. ☐ This document takes effect on the occurrence of the future event or fact, other than the passage of time. The 90th day after the date of signing is:
The following event or fact will cause the document to take effect in the manner described below:

Tax Certificate
☐	Attached hereto is a certificate from the comptroller of public accounts that all taxes under title 2, Tax Code, have been paid by the non-surviving filing entity.
☑	In lieu of providing the tax certificate, one or more of the surviving, acquiring or newly created organizations will be liable for the payment of the required franchise taxes.
Form 622

Execution
The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument. The undersigned certifies that the statements contained herein are true and correct, and that the person signing is authorized under the provisions of the Business Organizations Code, or other law applicable to and governing the merging entity, to execute the filing instrument.
Date: 5/11/2010

Senior Management Services of Treemont, Inc.

Merging Entity Name

/s/

Signature of authorized person (see instructions)

Timothy P. Halter, President

Printed or typed name of authorized person

SMSA Treemont Acquisition Corp.

Merging Entity Name

/s/

Signature of authorized person (see instructions)

Timothy P. Halter, President

Printed or typed name of authorized person

Merging Entity Name

Signature of authorized person (see instructions)

Printed or typed name of authorized person
Form 622

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